Exhibit 2(g)

                         INVESTMENT MANAGEMENT AGREEMENT

     This INVESTMENT MANAGEMENT AGREEMENT is made as of this 15th day of December 2000, by and between ING PILGRIM SENIOR INCOME FUND, a Delaware Business Trust (hereinafter called the "Fund"), and ING PILGRIM INVESTMENTS, INC., a corporation organized and existing under the laws of the State of Delaware (hereinafter called the "Manager").

     WHEREAS, the Fund is a closed-end management investment company, registered as such under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund operates as a closed-end interval fund pursuant to Rule 23c-3 under the 1940 Act; and

     WHEREAS, the Manager is registered as an investment adviser under the Investment Advisers Act of 1940, and is engaged in the business of supplying investment advice and investment management services, as an independent contractor; and

     WHEREAS, the Fund desires to retain the Manager to render investment advice and investment management services to the Fund pursuant to the terms and provisions of this Agreement, and the Manager is interested in furnishing said advice and services;

     NOW, THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties hereto, intending to be legally bound hereby, mutually agree as follows:

     1. The Fund hereby employs the Manager, and the Manager hereby accepts such employment, to render investment advice and investment management services with respect to the assets of the Fund, subject to the supervision and direction of the Fund's Board of Trustees. The Manager shall, as part of its duties hereunder
(i) furnish the Fund with advice and recommendations with respect to the investment of the Fund's assets and the purchase and sale of such assets, including the taking of such other steps as may be necessary to implement such advice and recommendations, (ii) furnish the Fund with reports, statements and other data on securities, economic conditions and other pertinent subjects which the Fund's Board of Trustees may request, (iii) permit its officers and employees to serve without compensation as Trustees of the Fund if elected to such positions and (iv) in general oversee and manage the investment of the Fund, subject to the ultimate supervision and direction of the Fund's Board of Trustees. In addition, the Manager may enter into loan agreements and underwriting agreements on behalf of the Fund, and dispose of securities of the Fund. The Manager may, in its own name, make commitments for the purchase of assets intended to be purchased by the Fund, and do so on behalf of the Fund and other funds for which the Manager provides investment management services similar to the services provided herein. In the event the Manager makes such commitments on behalf of more than one fund, the Manager shall allocate such purchases among such funds in an equitable manner.

     2. It is expressly understood and agreed that the services to be rendered by the Manager to the Fund under the provisions of this Agreement are not to be deemed exclusive, and the Manager shall be free to render similar or different services to others so long as its ability to render the services provided for in this Agreement shall not be impaired thereby.

     3. The Manager shall, at its own expense, maintain such staff and employ or retain such personnel and consult with such other persons as it shall from time to time determine to be necessary or appropriate to the performance of its obligations under this Agreement.

     4. The Fund will from time to time furnish to the Manager detailed statements of the investments and assets of the Fund, and information as to its investment objectives and needs, and will make available to the Manager such financial reports, proxy statements, legal and other information relating to its investments as may be in the possession of the Fund or available to it, and such information as the Manager may reasonably request.

     5. The Manager shall bear and pay the costs of rendering the services to be performed by it under this Agreement. The Fund shall be responsible for all other expenses of its operation, including, but not limited to, expenses incurred in connection with the sale, issuance, registration, and transfer of its shares; fees of its custodian, transfer and shareholder servicing agent; salaries of officers and fees and expenses of trustees or members of any advisory board or committee of the Fund who are not members of, affiliated with or interested persons of the Manager; the cost of preparing and printing reports, proxy statements and prospectuses of the Fund or other communications for distribution to its shareholders; legal, auditing and accounts fees; the fees of any trade associations of which the Fund is a member; fees and expenses of registering and maintaining registration of its shares for sale under Federal and applicable State securities laws; and all other charges and costs of its operation plus any extraordinary and non-recurring expenses, except as herein otherwise prescribed. To the extent the Manager incurs any costs or performs any services which are an obligation of the Fund, as set forth herein, the Fund shall promptly reimburse the Manager for such costs and expenses. To the extent the services for which the Fund is obligated to pay are performed by the Manager, the Manager shall be entitled to recover from the Fund only to the extent of its costs for such services.

     6. (a) The Fund agrees to pay to the Manager, and the Manager agrees to accept, as full compensation for all administrative and investment management services furnished or provided hereunder, a management fee computed at an annual percentage rate of 0.80% of the Managed Assets of the Fund. For purposes of this Agreement, "Managed Assets" shall mean the Fund's average daily gross asset value, minus the sum of the Fund's accrued and unpaid dividends on any outstanding preferred shares and accrued liabilities (other than liabilities for the principal amount of any borrowings incurred, commercial paper or notes issued by the Fund and the liquidation preference of any outstanding preferred shares).

          (b) The management fee shall be accrued daily by the Fund and paid to the Manager at the end of each calendar month

     7. Nothing herein contained shall be deemed to require the Fund to take any action contrary to its Fund's Declaration of Trust or applicable statute or regulation, or to relieve or deprive the Board of Trustees of the Fund of its responsibility for and control of the conduct of the affairs of the Fund.

     8. (a) In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Manager, the Manager shall not be subject to liability to the Fund or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any investment by the Fund.

          (b) No provision of this Agreement shall be construed to protect any trustee or officer of the Fund, or the Manager, from liability in violation of
Section 17(h) and (i) of the 1940 Act.

     9. This Agreement shall become effective on the date first written above, subject to the condition that the Fund's Board of Trustees, including a majority of those Trustees who are not interested persons (as such term is defined in the 1940 Act) of the Manager, and the shareholders of the Fund, shall have approved this Agreement. Unless terminated as provided herein, the Agreement shall continue in full force and effect for two (2) years from the effective date of this Agreement, and shall continue in effect from year to year thereafter so long as such continuation is specifically approved at least annually by (i) the Board of Trustees of the Fund or by the vote of a majority of the outstanding voting securities of the Fund, and (ii) the vote of a majority of the Trustees of the Fund who are not parties to this Agreement or interested persons thereof, cast in person at a meeting called for the purpose of voting on such approval.

     10. This Agreement may be terminated at any time, without payment of any penalty, by the Board of Trustees of the Fund or by vote of a majority of the outstanding voting securities of the Fund, upon sixty (60) days' written notice to the Manager, and by the Manager upon sixty (60) days' written notice to the Fund.

     11. This Agreement shall terminate automatically in the event of any transfer or assignment thereof, as defined in the 1940 Act.

     12. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby.

     13. The term "majority of the outstanding voting securities" of the Fund shall have the meaning as set forth in the 1940 Act.

     14. In consideration of the execution of this Agreement, the Manager, on behalf of its sole shareholder, ING Pilgrim Group, Inc., hereby grants to the Fund the right to use the name "ING Pilgrim" as part of its name. The Manager, on behalf of its sole shareholder, ING Pilgrim Group, Inc., reserves the right to grant to others the right to use the name "ING Pilgrim" including to any other investment company. The Fund agrees that in the event this Agreement is terminated, the Fund shall immediately take such steps as are necessary to amend its name and remove the reference to "ING Pilgrim."

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers on the day and year first above written.



                                        ING PILGRIM SENIOR INCOME FUND


                                        By: /s/ Daniel A. Norman
                                           -------------------------------------
                                           Daniel A. Norman
                                           Senior Vice President



                                        ING PILGRIM INVESTMENTS, INC.


                                        By: /s/ James M. Hennessy
                                           -------------------------------------
                                           James M. Hennessy
                                           Senior Executive Vice President